As filed with the Securities and Exchange Commission on May 20, 2004	Registration No. 333-60674

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

GLOBAL MED TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	84-1116894 (I.R.S. Employer I.D. Number)

12600 West Colfax, Suite C-420, Lakewood, Colorado 80215
(Address of Principal Executive Offices, including Zip Code)

GLOBAL MED TECHNOLOGIES, INC. 2001 STOCK OPTION PLAN
(Full title of the plans)

Michael I. Ruxin, M.D.
Global Med Technologies, Inc.
12600 West Colfax, Suite C-420
Lakewood, CO 80215
(303) 238-2000
(Name, address and telephone number of agent for service)

POST-EFFECTIVE AMENDMENT

     On May 10, 2001, the Registrant filed a Form S-8 Registration Statement, Registration No. 333-60674, to register 15,000,000 shares of the Registrant’s $.01 par value common stock reserved for issuance under the Registrant’s 2001 Stock Option Plan (the “2001 Plan”).

     On June 5, 2003, the Registrant reduced the number of shares reserved for issuance under the 2001 Plan to 10,000,000 shares of common stock.

     This Post-Effective Amendment reduces the total number of shares registered under the Registration Statement to 10,000,000 shares of common stock.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver, State of Colorado on May 20, 2004.

GLOBAL MED TECHNOLOGIES, INC. Registrant By: /s/ Michael I. Ruxin, Michael I. Ruxin, M.D. Chairman of the Board of Directors and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael I. Ruxin Michael I. Ruxin	Chairman of the Board and Chief Executive Officer and Director and Acting Principal Accounting and Financial Officer	May 20, 2004

/s/ Thomas F. Marcinek Thomas F. Marcinek	President and Chief Operating Officer	May 14, 2004

Signature	Title	Date

Signature	Title	Date

/s/ Gary L. Cook Gary L. Cook	Director, Acting Principal Financial and Accounting Officer and Treasurer through February 25, 2004	May 17, 2004

/s/ Gerald F. Willman, Jr. Gerald F. Willman, Jr.	Director and Wyndgate Vice President Sales and Marketing (Wyndgate Technologies)	May 18, 2004

/s/ Fai H. Chan Fai H. Chan	Director	May 20, 2004

/s/ Robert H. Trapp Robert H. Trapp	Director	May 19, 2004

/s/ Kwok Jen Fong Kwok Jen Fong	Director	May 18, 2004

/s/ Tony T. W. Chan Tony T. W. Chan	Director	May 20, 2004

/s/ David T. Chen David T. Chen	Director	May 14, 2004